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                                                                    EXHIBIT 10N









                          ANALYSIS & TECHNOLOGY, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN









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                               TABLE OF CONTENTS


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ARTICLE 1      PURPOSE; EXCLUSIVE BENEFIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

   1.1           Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   1.2           Exclusive Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 2      DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

   2.1           Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   2.2           Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   2.3           Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   2.4           Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   2.5           Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   2.6           Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   2.7           Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   2.8           Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   2.9           Employer Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   2.10          ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   2.11          Fiduciary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   2.12          Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   2.13          Highly-Compensated Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   2.14          Investment Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
   2.15          Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   2.16          Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   2.17          Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   2.18          Retirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   2.19          Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   2.20          Stock Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
   2.21          Trust and Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
   2.22          Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
   2.23          Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
   2.24          Valuation Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE 3      ELIGIBILITY TO PARTICIPATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

   3.1           Initial Eligibility Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
   3.2           Eligibility Following a Termination of Employment  . . . . . . . . . . . . . . . . . . . .  8
   3.3           Determination of Eligibility by Administrator  . . . . . . . . . . . . . . . . . . . . . .  8

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ARTICLE 4      CONTRIBUTIONS BY THE EMPLOYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

   4.1           Employer's Annual Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
   4.2           Payment of Employer's Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
   4.3           Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
   4.4           Participant Contributions Prohibited . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
   4.5           Obligation of Fiduciaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE 5      GENERAL RULES CONCERNING ALLOCATIONS OF CONTRIBUTIONS
                 AND TRUST ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

   5.1           Accounts of Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   5.2           Eligibility for Allocation of Employer Contributions and Forfeitures . . . . . . . . . . .  10
   5.3           Allocation of Employer Contributions and Forfeitures . . . . . . . . . . . . . . . . . . .  10
   5.4           Limitation on Participant Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   5.5           Net Value of the Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   5.6           Allocation of Trust Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   5.7           Limitation of Participants' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   5.8           Participants Omitted in Error  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 6      SPECIAL RULES CONCERNING ALLOCATIONS OF EMPLOYER SECURITIES
                 AND OTHER ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

   6.1           Investment in Employer Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
   6.2           Valuation of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
   6.3           Allocation of Securities Purchased with Proceeds of Loan . . . . . . . . . . . . . . . . .  15
   6.4           Acquisition of Securities for Distribution to Participant or Beneficiary . . . . . . . . .  15
   6.5           Privileges or Restrictions on Employer Securities; In General  . . . . . . . . . . . . . .  15
   6.6           Privileges or Restrictions Applicable to Securities Acquired
                   with Stock Purchase Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE 7      BENEFITS BECAUSE OF RETIREMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

   7.1           Normal Retirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
   7.2           Late Retirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
   7.3           Early Retirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
   7.4           Disability Retirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
   7.5           Retirement Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE 8      BENEFITS BECAUSE OF DEATH  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

   8.1           Death of a Participant or Former Participant . . . . . . . . . . . . . . . . . . . . . . .  19
   8.2           Designation of Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   8.3           Distribution in Case no Beneficiary Designated or Surviving  . . . . . . . . . . . . . . .  19
   8.4           Death of a Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

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ARTICLE 9      BENEFITS BECAUSE OF SEVERANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

   9.1           Severance Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   9.2           Vested Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   9.3           Years of Service in Certain Cases  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   9.4           Forfeiture of Nonvested Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
   9.5           Return to Employment Before Distribution of Vested Account Balance . . . . . . . . . . . .  21

ARTICLE 10     DISTRIBUTION OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

  10.1           Time for Distribution of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
  10.2           Manner of Distribution of Retirement and Severance Benefits  . . . . . . . . . . . . . . .  22
  10.3           Manner of Distribution of Death Benefits . . . . . . . . . . . . . . . . . . . . . . . . .  23
  10.4           Notice of Death, Retirement or Separation from Service . . . . . . . . . . . . . . . . . .  23
  10.5           Eligible Rollover Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
  10.6           Cessation of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
  10.7           Missing Persons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
  10.8           Delivery of Benefits by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
  10.9           Minors and Incompetents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE 11     ADMINISTRATION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

  11.1           Appointment of Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
  11.2           Powers and Duties of Administrator; Administrator not to Act in
                   Discriminatory Manner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
  11.3           Committee Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  11.4           Notification of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  11.5           Administrator to Keep Accurate Records . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  11.6           Claims Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  11.7           Reliance on Specialists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  11.8           Compensation; Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE 12     TRUSTEE RESPONSIBILITIES; INVESTMENT OF THE TRUST FUND . . . . . . . . . . . . . . . . . . .  29

  12.1           Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
  12.2           Investment of Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
  12.3           Diversification of Investments or Distribution for Certain Participants  . . . . . . . . .  29
  12.4           Voting Employer Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
  12.5           Tendering Employer Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
  12.6           Trustee's Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
  12.7           Trustee's Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
  12.8           Trustee's Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
  12.9           Trustee's Compensation and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
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ARTICLE 13     AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

  13.1           Right to Amend or Terminate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
  13.2           Permanence of Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
  13.3           Termination of Plan or Plan and Trust  . . . . . . . . . . . . . . . . . . . . . . . . . .  32
  13.4           Vesting on Termination or Partial Termination of Plan or
                   Discontinuance of Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
  13.5           Successor to Business of Employer  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
  13.6           Liquidation of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
  13.7           Merger or Consolidation of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE 14     TOP-HEAVY PLAN REQUIREMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE 15     SPENDTHRIFT PROVISION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE 16     AFFILIATED EMPLOYER PROVISION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE 17     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

  17.1           Rights of Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
  17.2           Obligation of the Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
  17.3           Action by the Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
  17.4           Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
  17.5           Liability of Employer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
  17.6           Titles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
  17.7           Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
  17.8           Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
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                          ANALYSIS & TECHNOLOGY, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN



WHEREAS, Analysis & Technology, Inc. (hereinafter referred to as the "Employer") heretofore adopted the Analysis & Technology, Inc. Employee Stock Ownership Plan (hereinafter referred to as the "Plan") for the benefit of its Employees; and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer wishes to amend the Plan; and

WHEREAS, it is intended that the Plan is to continue to be a qualified plan under Section 401(a) of the Internal Revenue Code for the exclusive benefit of the Participants and their Beneficiaries;

NOW, THEREFORE, the Plan is hereby amended and restated, effective, except as otherwise provided, as of January 1, 1989, to read in its entirety as follows:



                     ARTICLE 1--PURPOSE:  EXCLUSIVE BENEFIT


1.1 PURPOSE. The primary purpose of the Plan is to enable Employees of the Employer who qualify as Participants to obtain an ownership interest in the Employer in accordance with the terms of the Plan. The Plan is designated as, and is intended to constitute, an employee stock ownership plan within the meaning of Sections 409 and 4975(e)(7) of the Internal Revenue Code of 1986 (the "Code") and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Plan is not intended to provide pensions or any other form of benefit as such, but instead to allocate to Participants and their Beneficiaries an ownership interest in the Employer through distribution of Employer Securities (or cash value) following a Participant's termination of service. Neither the Employer, its officers, directors, Employees or shareholders, nor any Fiduciary shall have any responsibility for the value of any stock or other securities of the Employer allocated to the Account of, or distributed to, any Participant or Beneficiary hereunder, it being understand that such stock or securities may decline in value or become wholly worthless due to risks and circumstances which cannot be foreseen and which may not be within the control of any such persons or entities.


1.2 EXCLUSIVE BENEFIT. In no event shall the principal or income of the Plan be paid or revert to the Employer, or be used for any purpose whatsoever other than the exclusive purpose of providing benefits to Participants or their Beneficiaries, and defraying the reasonable expenses of administering the Plan, except that (a) contributions made by mistake of fact shall be returned to the Employer within one (1) year of the date of payment, (b) amounts held in suspense in accordance with Section 5.4 shall be returned to the Employer upon termination of the Plan, and (c) contributions that are conditioned on the deductibility thereof under the Code shall be returned to the Employer within one (1) year of the disallowance of the deduction. All contributions of the Employer to the Plan are hereby expressly conditioned on their deductibility under the Code.

                             ARTICLE 2--DEFINITIONS



2,1 "ACCOUNT" shall mean either or both of the Stock Account and Investment Account maintained on the books of the Plan for each Participant.


2.2 "ADMINISTRATOR" shall mean the Employer, or such other individual, committee or firm as the Board of Directors shall designate from time to time in accordance with Section 11.1.


2.3 "BENEFICIARY" shall mean the person or persons designated by a Participant pursuant to Section 8.2, or if no such designation is made or no designated person survives the Participant, the person or persons specified in Section 8.3.


2.4  "BOARD OF DIRECTORS" shall mean the Board of Directors of the Employer.


2.5 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.


2.6 "COMPENSATION" shall mean a Participant's total annual compensation paid to him in cash by the Employer for the Plan Year (as reflected on IRS Form W-2), including salary, overtime, commissions and bonuses, but excluding non-cash compensation, and contributions paid under this Plan or any other program of deferred or additional compensation, provided that a Participant's compensation shall also include compensation which is not currently includable in the Participant's gross income by reason of his election pursuant to Section 125,
Section 402(a)(8) or 401(k) of the Code.

Notwithstanding any provision contained herein to the contrary, only the first $200,000 (or such amount as may be prescribed by the Secretary of the Treasury or his delegate) of each Participant's Compensation shall be considered for all purposes under the Plan; provided, however, that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning in such calendar year. Except as otherwise provided under Section 401(a)(17) of the Code and the regulations thereunder, if the Plan determines Compensation over a period of time which contains less than twelve (12) calendar months, then the annual Compensation limit shall be the amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins, multiplied by the ratio obtained by dividing the number of full months in the period by twelve (12). In determining the Compensation of a Participant for the purposes of this limitation, the provisions of Code Section 414(q)(6) shall apply, except to the extent that such rules shall only include the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the end of the Plan Year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, the limitation shall be prorated among the affected individuals' Compensation determined under this Section prior to the application of this limitation.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Secretary of the Treasury or his delegate for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For Plan Years beginning on or January 1, 1994, any reference in the Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

If Compensation for any prior determination period is taken into account in determining a Participant's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

For purposes of determining who is a Highly-Compensated Employee, Compensation shall mean compensation as defined in Code Section 414(q)(7).


2.7 "EMPLOYEE" shall mean any individual who is employed as a common-law employee of the Employer.


2.8  "EMPLOYER" shall mean Analysis & Technology, Inc.


2.9 " EMPLOYER SECURITY" shall mean stock of the Employer (or any member of the Employer's Affiliated Group (as defined in Article 16)) which meets the requirements of Section 409(1) of the Code.


2.10 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.


2.11 "FIDUCIARY" shall mean the Administrator, the Trustee and all other persons who are fiduciaries (within the meaning of Section 3(21)(A) of ERISA) with respect to the Plan.


2.12 "FISCAL YEAR" shall mean the regular annual accounting period of the Employer for federal income tax purposes.


2.13  "HIGHLY-COMPENSATED EMPLOYEE" shall mean any Employee of the Employer who:

      (a) was a five percent (5%) owners of the Employer (as defined in Section 416(i)(1) of the Code) during the "determination year" or "look-back year"; or

      (b) earned more than $75,000 (as increased by cost-of-living adjustments) of Compensation from the Employer during the "look- back year"; or

      (c) earned more than $50,000 (as increased by cost-of-living adjustments) of Compensation from the Employer during the "look- back year" and was in the "Top-Paid Group" of Employees for such year (as defined under Section 414(q)(4) of the Code and the regulations promulgated thereunder); or

      (d) was an officer of the Employer during the "look-back year" and received Compensation during the "look-back year" from the Employer in excess of fifty percent (50%) of the dollar limitation under Section 415(b)(1)(A) of the Code. The number of officers shall be limited to the lesser of (i) fifty (50) Employees; or (ii) the greater of three (3) Employees or ten percent (10%) of all Employees. If the Employer does not have at least one officer whose annual Compensation exceeds fifty percent (50%) of the dollar limitation under Section 415(b)(1)(A) of the Code, then the highest paid of the Employer shall be treated as a Highly-Compensated Employee.

An Employee who is in the group consisting of the one hundred (100) Employees paid the greatest Compensation during the "determination year" and also described in subsections (b), (c) or (d) above when these subsections are modified to substitute "determination year" for "look-back year", shall be deemed a Highly-Compensated Employee for the determination year.

An Employee who separated from Service prior to the determination year shall be treated as a Highly-Compensated Employee for the determination year if such Employee was a Highly-Compensated Employee when such Employee separated from Service, or was a Highly- Compensated Employee at any time after attaining age fifty-five (55).

For purposes of this Section, the "determination year" shall be the Plan Year for which a determination is being made as to whether an Employee is a Highly-Compensated Employee. The "look-back year" shall be the twelve
(12)-month period immediately preceding the determination year. However, if the Employer shall elect, the "look-back year" shall be the calendar year ending with or within the Plan Year for which testing for the determination of which Employees are Highly-Compensated Employees is being performed, and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which such testing is being performed (the "lag period"). If the "lag period" is less than twelve (12) months, the dollar threshold amounts specified in (b), (c) and (d) above shall be pro rated based upon the number of months in the "lag period".

If an individual is a member of the "family" (within the meaning of Section 414(q)(6)(B) of the Code) of a five percent (5%) owner or a Highly-Compensated Employee in the group consisting of the ten (10) Highly-Compensated Employees paid the greatest Compensation during the determination and/or look-back year, then such individual shall not be considered a separate Employee, and any Compensation paid to such individual (and any contribution or benefit on behalf of such individual) shall be treated as if paid to (or on behalf of) the five percent (5%) owner or such Highly-Compensated Employee.


2.14 "INVESTMENT ACCOUNT" shall mean an account maintained on the book of the Plan by the Administrator or the Trustee for the purpose of recording each Participant's beneficial interest in assets of the Trust other than Employer Securities, and any income, expenses, gains or losses attributable thereto and any distributions therefrom.

2.15 "PARTICIPANT" shall mean any Employee who has satisfied the requirements for eligibility to participant in the Plan in accordance with Article 3. "FORMER PARTICIPANT" shall mean a Participant whose employment by the Employer has terminated and for whom an amount remains in the Trust Fund which is allocable to his Account.


2.16 "PLAN" shall mean the Analysis & Technology, Inc. Employee Stock Ownership Plan as set forth herein, with any and all supplements and amendments which may be in effect.


2.17 "PLAN YEAR" shall mean the regular annual accounting period of the Plan and Trust, which shall be the twelve (12) consecutive- month period beginning January 1 and ending December 31.


2.18 "RETIREMENT" shall mean a termination of employment which meets the requirements of Article 7.


2.19 "SERVICE" is the period of an Employee's employment credited under the Plan. Definitions related to Service are as follows:

     "EMPLOYMENT COMMENCEMENT DATE" shall mean the date on which an Employee first rendered an Hour of Service to the Employer;

      "HOUR OF SERVICE" shall mean the following:

             (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the Plan Year or Years in which the duties are performed.

             (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty, or leave of absence; provided, however, that

                    (1) no more than 501 Hours of Service shall be credited under this paragraph (b) to an Employee on account of any single continuous period during which the Employee performs no services (whether or not such period occurs in a single Plan Year or other computation period);

                    (2) an hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation or unemployment compensation or disability insurance laws; and

                    (3) Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

             (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer; provided, however, that the same Hours of Service shall not be credited under both paragraph
     (a) above and this paragraph (c), and provided, further, that no more than 501 Hours of Service shall be credited under this paragraph (c) with respect to payments of back pay, to the extent that such back pay is agreed to or awarded for a period of time described in paragraph (b) above, during which the Employee did not or would not have performed any duties. These hours shall be credited to the Employee for the Plan Year or Years to which the award, agreement or payment pertains, rather than the Plan Year in which the award, agreement or payment is made.

     Hours of Service for non-performance of duties shall be credited in accordance with DOL Regulations Section 2530.200b-2(b). Hours of Service shall be credited to the applicable computation period in accordance with DOL Regulations Section 2530.200b- 2(c).

     "BREAK IN SERVICE" shall mean a Plan Year during which an Employee was not credited with more than 500 Hours of Service.

     An Employee who is absent from work on account of pregnancy or of the birth or adoption of a child, or for purposes of caring for a newborn or newly adopted child, shall be credited during such absence with the number of Hours of Service which would normally have been credited to him but for such absence (or, if the number just described cannot be determined, with eight (8) Hours of Service per day of such absence); provided, however, that no more than 501 Hours of Service shall be credited with respect to any such pregnancy, birth or adoption; and further provided that the Employee must furnish such information as shall be reasonably required to establish the reason for such absence and its duration. Hours of Service shall be credited in accordance with this paragraph for the computation period in which the absence begins, if necessary to prevent the Employee from incurring a Break in Service in that period, or if not, in the computation period next following that in which the absence begins.

     "YEARS OF SERVICE" shall mean a Plan Year during which an Employee or Participant is credited with at least one thousand (1,000) Hours of Service.


2.20 "STOCK ACCOUNT" shall mean an account maintained on the books of the Plan by the Administrator or the Trustee for the purpose of recording the number of full and fractional shares of Employer Securities allocable to a Participant, Former Participant or Beneficiary, and any additions, deletions or distributions of shares of securities from such account.


2.21 "TRUST" and "TRUST FUND" shall mean the fund established pursuant to the Trust Agreement, into which contributions are to be made and from which benefits are to be paid in accordance with the terms of the Plan.


2.22 "TRUST AGREEMENT" shall mean the trust agreement adopted by the Employer and relating to the Plan, with any and all supplements and amendments which may be in effect.


2.23 "TRUSTEE" shall mean the trustee or trustees who may, from time to time, be acting as trustee under the Trust Agreement.

2.24 "VALUATION DATE" shall mean the date or dates established by the Administrator for the valuation of the assets of the Trust. Valuation Dates shall occur no less frequently than once every Plan Year. In the absence of any action by the Administrator establishing a later date, the Valuation Date shall be the last day of the Plan Year preceding the event requiring reference to a Valuation Date.

                     ARTICLE 3--ELIGIBILITY TO PARTICIPATE



3.1 INITIAL ELIGIBILITY PERIOD. All Employees participating in the Plan prior to this restatement shall continue to participate, subject to the terms hereof. Each other Employee shall become a Participant as of the last day of the first Plan Year in which he is credited with at least one thousand (1,000) Hours of Service, provided he is a member of an eligible class of Employees. To be a member of an eligible class of Employees, an Employee must be employed by a Cost Center, Segment or Subsidiary identified on Schedule I attached hereto for the specified Plan Year.


3.2 ELIGIBILITY FOLLOWING A TERMINATION OF EMPLOYMENT. A Participant who returns to employment with the Employer after a termination of employment shall become eligible to participate as of the date on which he first completes an Hour of Service following his return; provided, however, that if such Participant was not vested in any portion of his Account balance derived from Employer contributions and such Participant incurred five (5) consecutive Breaks in Service prior to his reemployment, such Participant shall again become a Participant in accordance with the provisions of Section 3.1.


3.3 DETERMINATION OF ELIGIBILITY BY ADMINISTRATOR. The determination of an Employee's eligibility to participate in the Plan shall be made by the Administrator from the records of the Employer, and the Administrator's determination shall be conclusive upon all persons.

                    ARTICLE 4--CONTRIBUTIONS BY THE EMPLOYER



4.1 EMPLOYER'S ANNUAL CONTRIBUTION. For each Plan Year, the Employer shall contribute to the Trust such amount of cash or Employer Securities as the Board of Directors shall determine; provided that for any Plan Year in which there is outstanding any "Stock Purchase Loan" (as defined in Section 6.3), the Employer shall contribute to the Trust at least that amount of cash necessary to amortize the loan in accordance with its terms; and provided, further, that the Employer contribution may vary the amount allocated among the participating Cost Centers, Segments and Subsidiaries identified on Schedule I attached hereto.


4.2 PAYMENT OF EMPLOYER'S CONTRIBUTION. The Employer's contribution for each Plan Year shall be paid directly to the Trustee within the time required by law in order to obtain a deduction of the amount of the contribution for federal income tax purposes. Any such payments shall constitute a part of the Trust upon their receipt by the Trustee, and the Trustee may either (a) use or apply such payments to the repayment of principal or interest of any Stock Purchase Loan (as defined in Section 6.3), or (b) allocate such amount among the Accounts of Participants eligible to participate in the contribution as provided in
Section 5.2.


4.3 SCHEDULE. As soon as is practicable after the end of each Plan Year, the Administrator shall prepare a schedule showing:

      (a) the name of each Employee eligible to participate in the Employer's contribution and any forfeitures for the Plan Year;

      (b) the number of Years of Service each such Employee has completed through the end of the Plan Year; and

      (c)    the amount of each such Employee's Compensation for the Plan Year.


4.4 PARTICIPANT CONTRIBUTIONS PROHIBITED. Participants are neither required nor permitted to make contributions under the Plan.


4.5 OBLIGATION OF FIDUCIARIES. No Fiduciary shall be under a duty to inquire into the correctness of the amount or, nor to enforce payment of, any contribution to be made hereunder by the Employer, and no one shall have any right to question any determination of the Board of Directors concerning the amount of the Employer's contribution or the failure to make a contribution in any given year.

                ARTICLE 5--GENERAL RULES CONCERNING ALLOCATIONS
                       OF CONTRIBUTIONS AND TRUST ASSETS



5.1 ACCOUNTS OF PARTICIPANTS. The Administrator or the Trustee shall maintain two separate accounts on the books of the Plan for each Participant. One such account shall be called the "Stock Account" and shall reflect the number of full and fractional shares of Employer Securities allocated to the Participant in accordance with Sections 5.2 and 5.6. The other such account shall be called the "Investment Account" and shall reflect the Participant's interest in assets of the Trust Fund allocated to him in accordance with Sections 5.2 and 5.6 other than Employer Securities. These accounts shall be maintained primarily for bookkeeping purposes, and the Trustee shall not be required to segregate the assets in the Accounts of Participants for purposes of investment or otherwise.


5.2 ELIGIBILITY FOR ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES. To be eligible for an allocation of Employer contributions and any forfeitures for a Plan Year, a Participant must:

      (a) be credited with at least one thousand (1,000) Hours of Service during the Plan Year; and

      (b) be employed by the Employer in an eligible class of Employees (within the meaning of Section 3.1) on the last day of the Plan Year.


5.3  ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES.  Subject to Section
5.4 and Article 6, for Plan Years beginning after December 31, 1993, the value of the Employer's contributions for each Plan Year, and any forfeitures then available for allocation as described in Article 9, shall be allocated among the eligible Participants in the proportion that the Compensation of each Participant employed by the participating Cost Center, Segment or Subsidiary, as the case may be, bears to the total Compensation of all such eligible Participants employed by such Cost Center, Segment or Subsidiary.

For Plan Years beginning prior to January 1, 1994, Employer contributions for each Plan Year shall be allocated among the Accounts of eligible Participants as follows:

      (i) for each one hundred dollars ($100) of Compensation or major fraction thereof earned during such Plan Year, a Participant shall be credited with one (1) allocation unit; and

      (ii)   for each Year of Service, a Participant shall be credited with two
(2) allocation units; and

      (iii) the Employer contribution for such Plan Year shall be allocated to the Account of each Participant in proportion to the ratio that the number of allocation units credited under (i) and (ii) above to each eligible Participant bears to the total number of such allocation units credited to all such eligible Participants.

Forfeitures for each Plan Year prior to January 1, 1994 shall be allocated among the Accounts of eligible Participants in proportion to the ratio that the balance of each eligible Participant's Account bears to the total balance of all eligible Participants' Accounts for the Plan Year.

Subject to Section 6.1, Employer contributions in the form of Employer Securities shall be allocated among the Stock Accounts of the Participants, and Employer contributions in any other form shall be allocated among the Investment Accounts of the Participants.


5.4 LIMITATION ON PARTICIPANT ALLOCATIONS. Any other provision of the Plan notwithstanding, the Annual Addition (as hereinafter defined) with respect to a Participant for any Plan Year shall not exceed an amount equal to the lesser of
(i) $30,000 (as adjusted from time to time in accordance with Treasury Regulations issued pursuant to Section 415 of the Code), or (ii) twenty-five percent (25%) of the Participant's compensation (as reported on Form W-2) for the Plan Year; provided, however, that the amount just described shall be reduced by the annual addition credited to the Participant for that Plan Year under any other defined contribution plan (within the meaning of Section 414(j) of the Code) maintained by the Employer, further reduced by that amount by which his Annual Addition hereunder must be reduced in order that the sum of the Defined Benefit Plan Fraction (as hereinafter defined) and the Defined Contribution Fraction (as hereinafter defined), computed as of the end of the Plan Year, shall not exceed 1.0.

For purposes of this Section 5.4, the following definitions shall apply:

      (a) The "Annual Addition" with respect to a Participant for any Plan Year shall mean the sum of the Employer contributions and forfeitures allocated to his Account for the Plan Year in accordance with Section 5.3; provided, however, that for any Plan Year in which not more than one-third of the contributions of the Employer are allocated to the Accounts of Participants who are Highly- Compensated Employees, the Annual Addition shall not include (1) forfeitures of Employer Securities which were acquired with the proceeds of a loan described in Section 404(a)(9)(A) of the Code, or (2) contributions of the Employer to the Plan which are applied to the payment of interest on a loan incurred for the purpose of acquiring Employer Securities as described in
Section 404(a)(9)(B) of the Code and are charged against the Participant's Account.

      (b) The "Defined Benefit Plan Fraction" for any Plan Year means a fraction, the numerator of which is the projected annual benefit of the Participant, determined as of the close of the Plan Year, under all defined benefit plans maintained by the Employer, and the denominator of which is the lesser of (1) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the Plan Year or (2) the product of
1.4 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant for the Plan Year.

      (c) The "Defined Contribution Plan Fraction" for any Plan Year means a fraction, the numerator of which is the sum of the Annual Additions credited to the Participant under the Plan and any other defined contribution plan maintained by the Employer as of the close of the Plan Year, and the denominator of which is the sum of the lesser of the following amounts determined for the Plan Year and for each of the Participant's prior Years of Service with the
Employer:  (1) the product of 1.25 multiplied by the dollar limitation under
Section 415(c)(1)(A) of the Code for the Plan Year, or (2) the product of 1.4 multiplied by twenty-five percent (25%) of the Participant's compensation (as reported on Form W-2) for the Plan Year.

Any amount that would otherwise be allocated to the Account of a Participant but for the limitations set forth in this Section 5.4 (hereinafter referred to as the "Excess Amount") shall be held in an unallocated suspense account to which investment gains and losses shall not be allocated, and amounts shall be withdrawn from the suspense account and allocated as hereinafter set forth:

             (i) If the Participant is entitled, in accordance with Section 5.2, to participate in contributions by the Employer at the end of the succeeding Plan Year, then the Excess Amount shall be reapplied to reduce contributions of the Employer under the Plan for that Plan Year (and for succeeding Plan Years) for the Participant, so that in each such year the sum of actual Employer contributions (including any allocation of forfeitures) plus the reapplied amount of Employer contributions shall equal the amount which would otherwise be allocated to the Participant's Account. If the Participant is not entitled, in accordance with Section 5.2, to participate in contributions by the Employer at the end of the succeeding Plan Year, then the Excess Amount shall be reapplied to reduce contributions of the Employer (including allocation of any forfeitures) for all remaining Participants. If the Plan is terminated while there remains an Excess Amount which cannot under the limitations of this Section 5.4 be allocated to the Accounts of any Participants, the Excess Amount shall be returned to the Employer, notwithstanding any other provision hereof.

             (ii) In lieu of or in addition to the procedures described in this paragraph, the Employer may, if it so elects, reduce the contribution to the Plan for allocation to the Account of the Participant in question by the amount necessary to eliminate the Excess Amount.


5.5 NET VALUE OF THE TRUST. The Trustee shall ascertain the net value of the Trust on the basis of the fair market values of the assets and liabilities as of each Valuation Date. Such net value shall reflect any estimated and unpaid liabilities. Solely for purposes of allocating Trust assets in accordance with
Section 5.6, such net value shall exclude (a) the amount of the Employer's contribution paid or accrued with respect to the Plan Year to which the valuation relates and (b) assets in the Stock Accounts of Participants.


5.6 ALLOCATION OF TRUST ASSETS. The balance of the Investment Account of each Participant shall be adjusted as of each Valuation Date in the following manner: the net value of the Trust (ascertained in accordance with Section 5.5) as determined on each Valuation Date shall be compared with the total of the credit balances of the Investment Accounts of all Participants as of the previous Valuation Date. To the extent that the net value of the Trust as of the current Valuation Date exceeds (or is less than) the total of said credit balances as of the previous Valuation Date, the excess (or deficit) shall be credited to (or charged against) the Investment Accounts of all Participants in the proportion that the credit balance of the Investment Account of each Participant bears to the total credit balances of the Investment Accounts of all Participants.

Pursuant to the rules set forth in Article 6, the credit balance of the Stock Accounts of Participants shall be adjusted by adding thereto or deleting therefrom the appropriate number of full and fractional shares of Employer Securities arising from acquisitions of securities and from distributions or other transactions occurring since the preceding Valuation Date.

Except as provided in the following sentence, for purposes of the above computations, any distribution or transfer made to or for the benefit of a Participant, Former Participant or Beneficiary since the previous Valuation Date shall be charged against the credit balance of the Account from which the distribution was made as of the Valuation Date which precedes or coincides with the date of the distribution. Under such nondiscriminatory procedures as the Administrator may establish in lieu of or in addition to the allocation procedures specified above, income, gains, losses and expenses of the Trust may be allocated among Accounts in such equitable manner as the Administrator shall deem appropriate to reflect the interest in the Trust of Accounts arising from contributions or transfers to Accounts on behalf of a Participant, or distributions or transfers from Accounts, occurring between Valuation Dates.

5.7 LIMITATION OF PARTICIPANTS' RIGHTS. Nothing contained in this Article 5 or elsewhere in the Plan shall be deemed to give any Participant any interest in any specific part of the Trust Fund or any interest other than his right to receive benefits in accordance with the applicable provisions of the Plan.


5.8 PARTICIPANTS OMITTED IN ERROR. In the event a Participant is not allocated a share of the Employer contribution or forfeitures as a result of an administrative error in any Plan Year, the Employer may elect to (1) make an additional contribution on behalf of such omitted Participant in an appropriate amount, and/or (2) deduct the appropriate amount from the next succeeding Employer contribution and/or forfeitures and allocate such amount to the Participant's Account prior to making the allocations set forth under Section 5.3.

                ARTICLE 6--SPECIAL RULES CONCERNING ALLOCATIONS
                    OF EMPLOYER SECURITIES AND OTHER ASSETS



6.1 INVESTMENT IN EMPLOYER SECURITIES. The Trust Agreement shall authorize and direct the Trustee to invest assets of the Trust Fund primarily in Employer Securities. Accordingly, the Plan provides for the establishment of two separate Accounts for each Participant, one to be designated as the Stock Account and the other to be designated as the Investment Account. Contributions by the Employer, forfeitures by Participants, earnings of the Trust Fund and distributions from the Trust Fund shall be allocated to and among the Stock Accounts and Investment Accounts of Participants in accordance with the general rules in Article 5 and the special rules in this Article 6.

As of the last day of each Plan Year, the Administrator shall first allocate to each Participant entitled in accordance with Section 5.2 to share in the Employer's contributions and forfeitures for the Plan Year, an amount (computed in dollars) equal to his proportionate share of the Employer's contributions and forfeitures for the Plan Year, as set forth in Section 5.3. To the extent that the aggregate dollar amount allocable among all Participants is held by the Trustee in the form of Employer Securities at the time the allocation is made (which allocation may be made after the close of the Plan Year), there shall be allocated to the Stock Account of each Participant his ratable portion of the total number of such shares of Employer Securities. The remaining portion of the aggregate amount of the Employer's contributions and forfeitures allocable among all Participants shall be allocated ratably among the Investment Accounts of the Participants entitled in accordance with Section 5.2 to share in the Employer's contributions and forfeiture for such Plan Year.

If the Trustee purchases Employer Securities in exchange for assets of the Trust Fund allocable to Investment Accounts of Participants, then the Administrator or the Trustee shall debit the Investment Accounts of all Participants ratably in proportion to their respective values by the aggregate amount used for such purchase, and credit the shares of Employer Securities so purchased to the Stock Accounts of the Participants ratably in the same proportion. If the Trustee shall sell or exchange Employer Securities allocable to the Stock Accounts of Participants, the Administrator or the Trustee shall debit the Stock Accounts of the Participants by the aggregate number of shares sold or exchanged ratably in proportion to the number of shares previously held in each such Account, and credit to and allocate among the Investment Accounts of the Participants the amount of cash or value of other assets received in such sale or exchange ratably in the same proportion, provided that if the Trustee shall sell or exchange Employer Securities allocable to the Stock Account of a Participant pursuant to the Participant's instructions in accordance with Section 12.5, such Account shall be debited by the number of shares so sold or exchanged and shall be credited with the amount of cash or the other assets received for such shares in such sale or exchange.

Unless otherwise instructed by the Employer, the Trustee shall, to the extent feasible, reinvest in Employer Securities all dividends or other earnings and distributions received with respect to such securities. Additional shares so acquired shall be allocated among the Stock Accounts of Participants ratably in proportion to the number of shares previously held in each Account. If and for so long as such reinvestment is not feasible, the amount of dividends or other earnings or distributions shall be allocated among the Investment Accounts of Participants in proportion to the number of shares allocated to the Stock Accounts of the Participants. Alternatively, the Employer may direct the Trustee to distribute dividends currently to Participants or to apply dividends to the payments due on any Stock Purchase Loan (as defined in Section 6.3), all as determined from time to time by the Employer in its discretion.

6.2 VALUATION OF SECURITIES. The Administrator or Trustee shall ascertain the value of Employer Securities as of each Valuation Date, in accordance with applicable Treasury Regulations under Section 4975 of the Code. All valuations relied upon for purposes of any purchase, exchange or distribution by the Plan of Employer Securities which are not readily tradable on an established securities market shall be made by an independent appraiser meeting requirements similar to those contained in Treasury Regulations pursuant to Section 170(a)(1) of the Code. The Administrator's records shall reflect the tax cost or adjusted basis of all shares of Employer Securities acquired pursuant to the Plan.


6.3 ALLOCATION OF SECURITIES PURCHASED WITH PROCEEDS OF LOAN. Pursuant to the Trust Agreement, the Trustee may be directed by the Employer to borrow money for the purpose of acquiring Employer Securities. While any such loan (hereinafter referred to as a "Stock Purchase Loan") or portion thereof remains outstanding, such Employer Securities shall be held in a suspense account and shall be allocated among the Stock Accounts of Participants, in accordance with Section 5.3, at such time and in such amounts as the Stock Purchase Loan has been reduced by principal payments, or if appropriate, principal and interest payments. For purposes of Section 5.4, the Annual Addition of each Participant for any Plan Year in which allocations are made pursuant to the foregoing provisions of this Section 6.3 shall be calculated by reference to the amount of Employer contributions applied to payments under the Stock Purchase Loan, rather than to the current value of Employer Securities released from the suspense account.


6.4 ACQUISITION OF SECURITIES FOR DISTRIBUTION TO PARTICIPANT OR BENEFICIARY. Under Section 10.1, distributions to a Participant, Former Participant or Beneficiary may be made either in cash or in the form of Employer Securities, or in any combination thereof. If, at the time any such distribution becomes payable partly or wholly in the form of Employer Securities, the distributee's Account does not contain a sufficient amount of Employer Securities to make the required distribution, then the Administrator shall direct the Trustee to use other assets allocable to the Account of the distributee to acquire additional securities for distribution to him. If the purchase of additional securities is not feasible at the time in question, then the Trustee shall transfer from the Stock Accounts of all remaining Participants the appropriate number of shares of securities, and shall allocate the assets of the Investment Account of the distributee among the Investment Accounts of the remaining Participants an amount equal in value to such securities, and shall distribute such shares to the distributee, or hold such shares in a segregated account for distribution in accordance with the Administrator's notice.


6.5  PRIVILEGES OR RESTRICTIONS ON EMPLOYER SECURITIES; IN GENERAL.  Subject to
Section 6.6, any shares of Employer Securities contributed to or otherwise acquired by the Trust or distributed to a Participant, Former Participant or Beneficiary pursuant to the Plan may be made subject to such lawful rights, privileges or restrictions as the Employer may from time to time confer or impose, including, without limitation, a right on the part of the distributee to cause the Employer to purchase the securities or any portion thereof, a right of first refusal in the Employer or the Trust to purchase all or any portion the securities thereof from the distributee, and restrictions on transfer whether arising under applicable securities laws or otherwise; provided, however, that the Employer shall not confer any such rights as privileges or impose any such restrictions in a manner that discriminates in favor of Participants who are Highly-Compensated Employees. The Employer shall from time to time notify the Administrator and the Trustee of any rights, privileges or restrictions that will be applicable to shares of securities contributed to, acquired by or distributed from the Trust.

6.6 PRIVILEGES OR RESTRICTIONS APPLICABLE TO SECURITIES ACQUIRED WITH STOCK PURCHASE LOAN. Notwithstanding any other provision of the Plan or the Trust Agreement, the following terms or conditions shall at all times apply to any Employer Securities acquired with proceeds of a Stock Purchase Loan:

      (a) Right of First Refusal. Employer Securities acquired with the proceeds of a Stock Purchase Loan may, but need not be, subject to a right of first refusal which meets the requirements of this paragraph (a). Securities subject to a right must be stock or an equity security, or a debt security convertible into stock or an equity security, and must not be publicly traded at the time the right may be exercised. The right of first refusal may be in favor of the Employer, the Trust or both in any order of priority. The selling price and other terms under the right must not be less favorable to the seller than the greater of the value of the security determined under Treasury Regulations
Section 54.4975-11(d)(5), or the purchase price and other terms offered by a buyer, other than the Employer or the Trust, making a good faith offer to purchase the security. The right of first refusal must lapse no later than 14 days after the security holder gives to the holder of the right written notice that an offer by a third party to purchase the security has been received.

      (b) Put Option. Employer Securities acquired with the proceeds of a Stock Purchase Loan must be subject to a put option, if at the time of its distribution it is either subject to a trading limitation, or is not publicly traded. For purposes of this paragraph (b), a "trading limitation" on a security is a restriction under any federal or state securities law, any regulation thereunder, or an agreement, not prohibited by Treasury Regulations
Section 54.4975-7(b) affecting the security so as to make the security not as freely tradable as one not subject to such a restriction. The put option must be exercisable only by a Participant, Former Participant or Beneficiary (any and all such persons being hereinafter in this Section 6.6 referred to generally as the "Participant") or by any donee of the Participant or by a person to whom the security passes by reason of a Participant's death. The put option must permit a Participant to put the security to the Employer, and it may grant the Trust an option to assume the rights and obligations of the Employer at the time that the put option is exercised, but under no circumstances may the put option bind the Trust. If federal or state law will be violated by the Employer's honoring such a put option, the put option must permit the security to be put, in a manner consistent with such law, to a third party (for example, but without limitation, to a related employer or a shareholder other than the Trust) that has substantial net worth at the time the Stock Purchase Loan is made and whose net worth is reasonably expected to remain substantial.

      (c)    Duration of Put Option.

                    (1) General Rule. A put option may be exercisable at any time during a period or periods which include at least (A) sixty (60) days beginning on the date the security subject to the put option is distributed by the Trustee and (B) sixty (60) days in the next following Plan Year, in accordance with regulations issued pursuant to Section 409 of the Code.

                    (2) Special Rule. In the case of a security that is publicly traded without restriction when distributed, but ceases to be so traded within the put option period(s) set forth in subparagraph (1), the Employer must notify each security holder in writing on or before the tenth (10th) day after the date the security ceases to be so traded that during the remainder of such period(s) the security is subject to a put option. The number of days between such tenth (10th) day and the date on which notice is actually given, if later than the tenth (10th) day, must be added to the duration of the put option. The notice must inform distributees of the terms of the put options that they are to hold.

      (d)    Other Put Option Provisions.

                    (1) Manner of Exercise. A put option is exercised by the holder's notifying the Employer in writing that the put option is being exercised.

                    (2) Time Excluded from Duration of Put Option. The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law.

                    (3) Price. The price at which a put option must be exercisable is the value of the security, as determined under Treasury Regulations Section 54.4975-11(d)(5).

                    (4) Payment Terms. The provisions for payment under a put option must provide that the Employer, or the Trust if the Plan so elects, shall repurchase the Employer Securities as follows:

                           (A) If the distribution constitutes a total distribution within the meaning of Section 409(h)(5) of the Code, payment of the fair market value of the repurchased Employer Securities may be made in five (5) substantially equal annual payments, of which the first shall be paid not later than thirty (30) days after the Participant exercises the put option. The purchaser shall pay a reasonable rate of interest and provide adequate security on amounts not paid after thirty (30) days.

                           (B) If the distribution does not constitute a total distribution, the purchaser shall pay the Participant an amount equal to the fair market value of the Employer Securities repurchased no later than thirty (30) days after the Participant exercises the put option.

                    (5) Payment Restrictions. Payment under a put option must not be restricted by the provisions of a Stock Purchase Loan or any other arrangement, including the terms of the Employer's Articles of Incorporation, unless so required by applicable law.

      (e)    Nonterminable Provisions.  The foregoing provisions of this Section
6.6 shall not terminate, notwithstanding the repayment of a Stock Purchase Loan or the cessation of treatment of this Plan as an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.

                   ARTICLE 7--BENEFITS BECAUSE OF RETIREMENT



7.1 NORMAL RETIREMENT. Subject to Section 7.2, a Participant may retire from the Service of the Employer on the first day of the month next following his sixty-fifth (65th) birthday (his "Normal Retirement Date"). Upon his attaining age sixty-five (65), the Participant's Account shall become 100% vested notwithstanding the provisions of Section 9.2.


7.2 LATE RETIREMENT. Notwithstanding Section 7.1, a Participant who has reached his Normal Retirement Date may remain as an Employee of the Employer until the date he establishes with the Employer for his retirement. While such a Participant continues to be an Employee, he shall have all the rights under the Plan that he would have had if he had not yet reached his Normal Retirement Date.


7.3 EARLY RETIREMENT. A Participant may retire under the Plan after attaining age sixty (60) provided his Account is 100% vested under Section 9.2.


7.4 DISABILITY RETIREMENT. If a Participant becomes totally and permanently disabled while in the employ of the Employer prior to his Normal Retirement Date, his vested Account, if any, as determined under Section 9.2 shall be distributed in accordance with Article 10. For this purpose, total and permanent disability shall be established by a doctor's certificate that is satisfactory to the Administrator.


7.5 RETIREMENT BENEFITS. Upon his Retirement, a Participant shall be entitled to benefits under the Plan to the extent of the balance (or vested balance, as the case may be) of his Account as of the most recent Valuation Date that precedes or coincides with any distribution of such benefits. Benefits determined hereunder shall be payable at the time and in the manner determined in accordance with Article 10.

                      ARTICLE 8--BENEFITS BECAUSE OF DEATH



8.1 DEATH OF A PARTICIPANT OR FORMER PARTICIPANT. If a Participant dies while an Employee, his Account shall become 100% vested upon his death notwithstanding the provisions of Section 9.2, and his Beneficiary shall be entitled to benefits under the Plan to the extent of the credit balance of his Account as of the most recent Valuation Date that precedes or coincides with any distribution of such benefits. If a Former Participant dies before distribution to him of all of the benefits to which he is entitled under the Plan has been completed, his Beneficiary shall be entitled to benefits under the Plan to the extent of his remaining vested Account. Benefits determined hereunder shall be payable at the time and in the manner determined in accordance with Article 10.


8.2 DESIGNATION OF BENEFICIARY. A Participant or Former Participant may designate a Beneficiary and may revoke or change any prior designation of Beneficiary by filing with the Administrator a written designation of Beneficiary signed by him on a form acceptable to the Administrator; provided, however, that a Participant's designation of a Beneficiary other than his spouse shall not take effect unless either (a) his spouse consents in writing to such designation and the spouse's consent acknowledges the effect of such designation and is witnessed by a notary public or a representative of the Plan, or (b) it is established to the satisfaction of the Administrator that the Participant has no spouse, or that spouse's consent cannot be obtained because the spouse cannot be located, or because of such other circumstances as may be prescribed in regulations pursuant to Section 417 of the Code. No such designation shall be effective unless so filed prior to the death of the Participant or Former Participant. The marriage of a Participant shall revoke any designation of Beneficiary made by him before the marriage.


8.3 DISTRIBUTION IN CASE NO BENEFICIARY DESIGNATED OR SURVIVING. If no Beneficiary has been properly designated or if no designated Beneficiary survives a deceased Participant or Former Participant, the Account of the deceased shall be paid to Beneficiaries in the following order of priority:

      (a)    the Participant's spouse;

      (b)    the Participant's estate.

Provided that as a condition to payment, the Administrator may require such receipts, releases, indemnity agreements, waivers, proofs and other documents as it may deem necessary or desirable.


8.4 DEATH OF A BENEFICIARY. Unless otherwise specified in the form of designation of Beneficiary, in the event of the death of a Beneficiary who has become entitled to receive benefits under the Plan, any benefits remaining to be paid to the deceased Beneficiary shall be paid to his estate.

                    ARTICLE 9--BENEFITS BECAUSE OF SEVERANCE



9.1 SEVERANCE BENEFIT. A Participant whose employment with the Employer terminates for any reason other than his death or Retirement shall be entitled to a severance benefit under the Plan to the extent of the vested portion of the amount credited to his Account, and the remainder shall be forfeited and re-allocated in accordance with Section 5.3. Any severance benefit determined under this Article 9 shall be payable at the time and in the manner determined in accordance with Article 10.


9.2 VESTED AMOUNT. The vested portion of the Account of a Participant shall be an amount equal to the product obtained by multiplying:

      (a) the credit balance of his Account as of the Valuation Date that precedes or coincides with a distribution of benefits on account of his termination of employment; and

      (b)    the percentage set forth below opposite the number of his Years of
Service:

                           NUMBER OF
                        YEARS OF SERVICE                    VESTED PERCENTAGE
                        ----------------                    -----------------
                      Less than 3 years                              0%
                      3 years but less than 4                       20%
                      4 years but less than 5                       40%
                      5 years but less than 6                       60%
                      6 years but less than 7                       80%
                      7 years and thereafter                       100%


9.3 YEARS OF SERVICE IN CERTAIN CASES. The following rules shall apply for purposes of determining the number of Years of Service to be credited to a Participant who returns to employment following one or more consecutive Breaks in Service:

      (a) In determining the vested portion of his Account attributable to contributions and forfeitures allocated before such Breaks in Service, Years of Service after his Breaks in Service shall be included unless he has incurred at least five (5) consecutive Breaks in Service.

      (b) In determining the vested portion of his Account attributable to contributions and forfeitures allocated after such Breaks in Service, Years of Service prior to his Breaks in Service shall be included unless he was credited with fewer than three (3) Years of Service prior to his Breaks in Service, and the number of his consecutive Breaks in Service is five (5) or more.

      (c) In the case of a Participant who returns to employment with the Employer following five (5) or more consecutive Breaks in Service, separate accounts shall be maintained with respect to the portions of his Account accrued before and after his Breaks in Service.

9.4 FORFEITURE OF NONVESTED BALANCE. The nonvested portion of a Participant's Account, as determined in accordance with Section 9.2, shall be forfeited as of the earlier of (i) the last day of the Plan Year in which the Participant receives distribution of his vested Account or (ii) the last day of the Plan Year in which the Participant incurs five (5) consecutive Breaks in Service. The amount forfeited shall be reallocated to the remaining eligible Participants pursuant to Section 5.3.

If the Participant returns to the employment of the Employer prior to incurring five (5) consecutive Breaks in Service and prior to receiving distribution of his vested Account, the nonvested portion shall be restored. However, if the nonvested portion of the Participant's Account was allocated as a forfeiture as the result of the Participant receiving distribution of his vested Account balance, the nonvested portion shall be restored if:

      (a) the Participant resumes employment prior to incurring five (5) consecutive Breaks in Service; and

      (b) the Participant repays to the Plan, as of the earlier of (i) the date which is five (5) years after his reemployment date or (ii) the date which is the last day of the period in which the Participant incurs five (5) consecutive Breaks in Service, an amount equal to the total distribution derived from Employer contributions under Section 5.3.

The nonvested amount shall be restored to the Participant's Account, without interest or adjustment for interim Trust valuation experience, by a special Employer contribution or from the next succeeding Employer contribution and forfeitures, as appropriate.

For purposes of this Section 9.4, a Participant who is not vested in any portion of his Account attributable to Employer contributions shall be deemed to have received distribution of his Account as of the end of the Plan Year in which he incurs a Break in Service.


9.5 RETURN TO EMPLOYMENT BEFORE DISTRIBUTION OF VESTED ACCOUNT BALANCE. If distribution is made to an Employee of less than the Employee's entire vested Account, and if the Employee returns to Service, a separate record shall be maintained of said Account balance. The Employee's vested interest at any time in this separate account shall be an amount equal to the formula P(AB+D)-D, where P is the vested percentage at the relevant time, AB is the Account balance at the relevant time, and D is the amount of the distribution made to the Employee.

                      ARTICLE 10--DISTRIBUTION OF BENEFITS



10.1 TIME FOR DISTRIBUTION OF BENEFITS. In the event of a Participant's Retirement, disability, or death, distribution of such Participant's Account (or vested portion thereof as the case may be) shall be made or commence no later than one (1) year after the close of the Plan Year in which such event occurs.

In the event a Participant terminates employment with the Employer for any other reason, distribution of such Participant's vested Account shall be made or commence no later than one (1) year after the close of the Plan Year which is the fifth (5th) Plan Year following the Plan Year in which the Participant terminated employment, except that this paragraph shall not apply if the Participant is reemployed by the Employer before distribution is required to begin under this paragraph.

For purposes of this Section 10.1, the Account balance of a Participant shall not include any Employer Securities acquired with the proceeds of a Stock Purchase Loan (within the meaning of Section 6.3) until the close of the Plan Year in which such loan is repaid in full.

Notwithstanding the foregoing provision of this Section, in no event shall distribution of Retirement or severance benefits be made or commence later than the April 1 of the year following the calendar year in which the Participant attains age 70-1/2 (regardless of whether the Participant continues to be an Employee). Provided, however, that for any Participant who attained age seventy and one-half (70-1/2) on or before January 1, 1988 and was not a five percent (5%) owner of the Employer, in no event shall distribution be made or commence later than the later of (i) the April 1 following the calendar year in which he terminates employment or (ii) the April 1 following the calendar year in which he attains age 70-1/2.

Notwithstanding the preceding provisions of this Section 10.1, whenever the vested Account of a Participant exceeds $3,500, distribution of such vested Account to the Participant shall not be made or commence prior to the Participant's Normal Retirement Date unless the Participant shall consent in writing to an earlier distribution.


10.2 MANNER OF DISTRIBUTION OF RETIREMENT AND SEVERANCE BENEFITS. Distribution of a Participant's vested Account may be made in the form of a lump-sum payment or, provided the Participant's vested Account exceeds $3,500, in substantially equal, annual installments over a period not exceeding five (5) years (provided that the period over which installments may be distributed may be extended an additional year (up to an additional five years) for each $100,000 or fraction thereof by which his vested Account exceeds $500,000, as the Participant my elect. Such distribution may be made in whole shares of Employer Securities, cash or a combination of both, as determined by the Administrator; provided, however, that a Participant shall have the right to demand distribution of his vested Account entirely in whole shares of Employer Securities (with the value of any fractional shares being paid in cash).

If distribution is made wholly or partially in the form of Employer Securities, and if, at the time of distribution, the Employer Securities are not readily tradable on an established market, the Participant shall have the right to require the Employer to purchase such securities under a fair valuation formula and method which complies with applicable requirements of Section 409(h) or successor provision of the Code and the provisions of Section 6.6 of the Plan.

Notwithstanding the foregoing provisions of this Section 10.2, if the Employer's charter or bylaws restrict ownership of substantially all shares of Employer Securities to Employees and the Trust, distribution of a Participant's vested Account may be entirely in cash without granting the Participant the right to demand distribution in the form of Employer Securities.


10.3 MANNER OF DISTRIBUTION OF DEATH BENEFITS. Distribution of any death benefit shall be made in the form of a lump-sum payment and may be made in whole shares of Employer Securities, cash or a combination of both, as determined by the Administrator; provided, however, that a Participant's Beneficiary shall have the right to demand distribution entirely in whole shares of Employer Securities (with the value of any fractional shares being paid in cash).

If distribution is made wholly or partially in the form of Employer Securities, and if at the time of distribution, the Employer Securities are not readily tradable on an established market, the Beneficiary shall have the right to require the Employer to purchase such securities under a fair valuation formula and method which complies with applicable requirements of Section 409(h) or successor provision of the Code and the provisions of Section 6.6 of the Plan.

Notwithstanding the foregoing provisions of this Section 10.3, if the Employer's charter or bylaws restrict ownership of substantially all shares of Employer Securities to Employees and the Trust, distribution may be entirely in cash without granting the Beneficiary to demand distribution in the form of Employer Securities.


10.4 NOTICE OF DEATH, RETIREMENT OR SEPARATION FROM SERVICE. As soon as possible after the Retirement, death or other separation from service of a Participant or Former Participant, the Administrator shall cause to be delivered to the Trustee a notice specifying the name and address of the Participant or Former Participant (of, if applicable, the Beneficiary) who is entitled to receive benefits under the Plan, and the time and manner in which such benefits are to be paid. If benefits are to be deferred and paid solely in the form of Employer Securities, the notice shall direct the Trustee to liquidate the Participant's or Former Participant's Investment Account as expeditiously as possible and to reinvest the proceeds thereof in additional Employer Securities, whereupon such securities together with the Participant's Securities Account shall be distributed to or held for distribution to the Participant, Former Participant or Beneficiary in accordance with the notice.


10.5  ELIGIBLE ROLLOVER DISTRIBUTIONS.

Notwithstanding the foregoing provisions of this Article 10, the provisions of this Section 10.5 shall apply to distributions made on or after January 1, 1993.

      (a) A distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

      (b)    Definitions:

             (i) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten
(10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities).

             (ii) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

             (iii) Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

             (iv) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

      (c) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

             (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

             (2) the Participant, after receiving the notice, affirmatively elects a distribution.


10.6 CESSATION OF INTEREST. Upon the delivery to a Participant, Former Participant or Beneficiary of a lump sum distribution or the transfer of the assets in his Account to the trustee of a successor tax-qualified retirement plan, the interest of the Participant, Former Participant or Beneficiary in the Plan and Trust shall thereupon cease.


10.7 MISSING PERSONS. In the event that a person entitled to benefits under the Plan cannot be located after diligent search by the Administrator or the Trustee and the whereabouts of such person continues to be unknown for a period of three (3) years, the Administrator may determine that the person has died, whereupon his benefits shall be distributed to his Beneficiary, or if no Beneficiary can be determined or located after reasonable efforts, the Administrator may determine that such benefits are forfeited, and the amount thereof shall be re-allocated in accordance with Section 5.3; provided, however, that such benefits shall be restored to the Beneficiary or Former Participant entitled thereto upon his filing a claim therefor within the time prescribed by applicable law or regulations.

10.8 DELIVERY OF BENEFITS BY TRUSTEE. Whenever the Trustee is directed to deliver benefits in the form of Employer Securities, it shall deliver to the Employer's transfer agent certificates for the number of shares of Employer Securities specified by the Administrator, together with such stock transfer powers or other documents and instructions as the transfer agent may require. If and to the extent that benefits are to be distributed in cash, the Trustee shall mail a check to the person or persons entitled thereto. The delivery of securities to the transfer agent and the mailing of a check shall be adequate delivery by the Trustee for all purposes.


10.9 MINORS AND INCOMPETENTS. In the event that any benefit hereunder becomes payable to a minor or to a person under legal disability or to a person not judicially declared incompetent but who, by reason of illness or mental or physical disability, is in the opinion of the Administrator unable properly to administer such benefit, then the same shall be paid out in such of the following ways as the Administrator deems best and neither the Administrator, the Trustee nor the Employer shall incur any liability therefor: (a) directly to such person; (b) to the legally appointed guardian or conservator of such person; (c) to some relative or friend for the care and support of such person; or (d) by the Administrator's using such benefit directly for such person's care and support.

                     ARTICLE 11--ADMINISTRATION OF THE PLAN



11.1 APPOINTMENT OF ADMINISTRATOR. In the absence of any action by the Employer to appoint an Administrator as hereinafter set forth, the Employer shall be the Administrator. The Board of Directors may from time to time appoint one or more individuals, firms, corporations or other entities to be the Administrator, and the Board of Directors may at any time and from time to time remove such parties as Administrator, with or without cause.

If the Board of Directors determines that the Administrator shall be a committee of individuals, it shall appoint a committee (the "Committee") to consist of two (2) or more persons. The Administrator or any one or all of the members of the Committee acting as the Administrator may also be an officer or employee of the Employer, or a Trustee or a member of the Board of Directors.
A member of the Committee may be removed by the Board of Directors at any time with or without cause. Vacancies in the Committee may be filled by the Board of Directors. The Committee or a member of the Committee may resign at any time by filing written notice thereof with the Board of Directors. The Administrator and each member of any Committee acting as Administrator shall serve until such time as he dies, resigns, or is removed by the Board of Directors.


11.2 POWERS AND DUTIES OF ADMINISTRATOR; ADMINISTRATOR NOT TO ACT IN DISCRIMINATORY MANNER. The Administrator shall constitute the "named fiduciary" and the "administrator" with respect to the Plan as such terms are defined in ERISA, and in such capacities it shall have authority to control and manage the operation and administration of the Plan. The Administrator shall have the powers and duties specified in the Plan and, not in limitation but in amplification of the foregoing, shall have power to construe the Plan and Trust Agreement and to determine all questions that shall arise thereunder including particular questions submitted by the Trustee on all matters necessary for it properly to discharge its duties, powers and obligations.

The Administrator may employ such actuaries, accountants, counsel, specialists and other persons as it deems necessary or desirable in connection with the administration of the Plan. To the extent permitted by ERISA, the Administrator may delegate any of its fiduciary responsibilities or other duties or responsibilities to such persons as it deems appropriate.

The Administrator may correct any defect, supply any omission, reconcile any inconsistency, and adopt such rules and procedures with respect to the administration of the Plan in such manner and to such extent as it may deem necessary and expedient to carry out the Plan. The rules and decisions of the Administrator made in good faith upon any matter within the scope of its powers and authority shall be final and binding upon all parties, but the Administrator at all times shall make similar decisions on similar questions involving similar circumstances and shall not act so as to discriminate in favor of Highly-Compensated Employees.

11.3 COMMITTEE PROCEDURES. If a Committee shall be appointed as Administrator, such Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs. Any act which the Plan authorizes or requires the Administrator to do may be done by a majority of the members of the Committee serving at the time. The action of a majority of the members of the Committee expressed either by a vote at a meeting or in writing without a meeting shall constitute the action of the Administrator and shall have the same effect for all purposes as if assented to by all of the members of the Committee at the time in office.


11.4 NOTIFICATION OF TRUSTEE. The Company shall notify the Trustee of the identity of the Administrator and of changes therein, and the Trustee may act in full reliance upon the last such notice received by it.


11.5 ADMINISTRATOR TO KEEP ACCURATE RECORDS. The Administrator shall keep accurate records and minutes of its proceedings and actions. It shall also maintain, or cause to be maintained, accounts showing the operation and condition of the Trust Fund and shall keep, or cause to be kept, in convenient form such data as may be necessary for the valuation of the assets and liabilities of the Plan. The Administrator shall prepare annually a report showing in reasonable detail the assets and liabilities and a brief account of the operations for the preceding year and shall make such report available to the Board of Directors; any such report may be based substantially on information or data furnished by the Trustee and it may consist of a copy of any annual report relating to the Plan which the Administrator is required to file with the Internal Revenue Service or Department of Labor.


11.6  CLAIMS PROCEDURE.

      (a) A Participant, Former Participant or Beneficiary who asserts a right to any benefit under the Plan which he has not received must file a written claim with the Administrator. If the Administrator wholly or partially denies the claim, it shall within 90 days of the receipt of the claim provide a written notice of denial to the claimant, setting forth:

             (1)    specific reasons for the denial of the claim,

             (2) specific reference to pertinent provisions of the Plan on which the denial is based,

             (3) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and

             (4)    an explanation of the Plan's review procedure.

      (b) A claimant whose application for benefits is denied or who has received neither an affirmative replay nor notice of denial within 90 days after filing his claim may request a full and fair review of the decision denying the claim. The request must be made in writing to the Administrator within 60 days after receipt of the notice of denial (or, if no notice of denial is issued, within 60 days after the expiration of 90 days from the filing of the claim). In connection with the review, the claimant or his authorized representative may:

             (1) request a hearing by the Administrator upon written application to the Administrator,

             (2) review pertinent documents in possession of the Administrator, or

             (3) submit issues and comments in writing to the Administrator for review.

      (c) A decision on review by the Administrator shall be made promptly, and not later than 60 days after the receipt by the Administrator of a request for a review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the claimant will be so notified of the extension, and a decision shall be rendered as soon as possible, and not later than 120 days after the receipt of the request for review. The decision shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, and specific reference to the pertinent provisions of the Plan on which the decision is based. The decision of the Administrator shall be final and binding upon all parties.


11.7 RELIANCE ON SPECIALISTS. Neither the Administrator, the Employer, the officers or directors of the Employer, nor the Trustee shall be responsible for any reports furnished by a specialists retained or employed by the Employer or the Administrator, but they shall be entitled to rely thereon as well as on certificates furnished by an accountant, and on all opinions of counsel. The Administrator, the Employer, the officers and directors of the Employer, and the Trustee shall be fully protected with respect to any action taken or suffered by them in good faith in reliance upon such specialist, accountant or counsel, and all actions taken or suffered in such reliance shall be conclusive upon each of them and upon all Employees, Participants, Former Participants, Beneficiaries and any other persons interested hereunder and under the Trust Agreement.


11.8 COMPENSATION; LIABILITY. The Administrator shall be entitled to reimbursement for its reasonable expenses incurred hereunder. Individuals serving as Administrator (or members of a Committee designated as Administrator) who are also full time employees of the Employer shall not be compensated for their services as Administrator, except as their compensation as employees may be such compensation. Other individuals, firms or corporations serving as Administrator shall be entitled to reasonable compensation for their services as such. The Employer will indemnify the Administrator (or any member of a Committee designated as Administrator) who is also a full time employee of the Employer against all liability occasioned by any act or omission to act, provided that the Administrator (or the Committee and such members) act in good faith. The Employer shall be entitled to defend or maintain either in its own name or in the name of the Administrator, any suit or litigation arising hereunder with respect to the Administrator, and may employ its own counsel for such purpose. Except as may be required by federal law, no bond or other security shall be required of the Administrator for the faithful performance of its duties hereunder.

                    ARTICLE 12--INVESTMENT RESPONSIBILITIES;
                          INVESTMENT OF THE TRUST FUND



12.1 TRUST AGREEMENT. The Trust Agreement, as in effect from time to time, is hereby incorporated into and made a part of the Plan.


12.2 INVESTMENT OF TRUST FUND. The Trustee shall invest the assets of the Trust Fund in accordance with the Trust Agreement. The Plan is designed to invest primarily in Employer Securities. The Trust Agreement shall direct the Trustee to invest primarily in Employer Securities and shall authorize the Trustee to invest and hold up to one hundred percent (100%) of the Trust Fund in Employer Securities.


12.3 DIVERSIFICATION OF INVESTMENTS OR DISTRIBUTION FOR CERTAIN PARTICIPANTS. For purposes of this Section 12.3, "Qualified Participant" shall mean a Participant who has attained age fifty-five (55) and who has completed at least ten years of participation in the Plan. "Qualified Election Period" shall mean the period of six (6) Plan Years beginning with the Plan Year in which the Participant first becomes a Qualified Participant; provided that the Qualified Election Period shall apply only with respect to Employer Securities acquired by or contributed to the Plan after 1986 and shall not begin unless and until the fair market value of Employer Securities acquired by or contributed to the Plan after 1986 and allocated to the Participant's Account is at least $500 as of any Valuation Date.

Each Qualified Participant shall be permitted to direct the Plan as to the investment of twenty-five percent (25%) of the value of his Account balance attributable to Employer Securities, plus amounts previously transferred or distributed pursuant to an election under this Section 12.3, to the extent such percentage exceeds the amounts transferred or distributed pursuant to a prior election under this Section 12.3, within 90 days after the last day of each Plan Year during the Participant's Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant's Qualified Election Period, a Qualified Participant may direct the Plan as to the investment of fifty percent (50%) of the value of such Account balance pursuant to an election under this Section 12.3. The Participant's direction shall be provided to the Administrator in writing and shall be effective no later than 180 days after the close of the Plan Year to which the direction applies.

The Plan may satisfy the Participant's direction by transferring the portion of the Account that is covered by the election to another qualified plan of the Employer which accepts such transfers, provided that such plan permits employee-directed investments, and offers the Participant at least three investment options (not inconsistent with regulations prescribed by the Secretary of the Treasury) other than Employer Securities. Such transfer shall be made and the amount transferred shall be invested in accordance with the Participant's election, no later than 90 days after the last day of the period during which the election can be made. However, if the Employer does not maintain a qualified plan that is eligible to receive the portion of the Participant's Account that is covered by the election, the Plan may distribute such portion to the Participant within 90 days after the last day of the period during which the election can be made. Such distribution shall be subject to the requirements of Section 6.6 concerning put options. This Section shall apply notwithstanding any other provision of the Plan, other than such provisions as require the consent of the Participant to a distribution with a present value in excess of $3,500. If the Participant does not consent to such a distribution, such amount shall be retained in the Plan and the diversification requirement of this Section 12.3 shall be deemed to have been satisfied.


12.4 VOTING EMPLOYER SECURITIES. Each Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote that number of shares of Employer Securities credited to the Participant's Account (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of Employer Securities shall be communicated in writing; these directions shall be held in confidence by the Trustee and shall not be divulged to the Employer, or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of Employer Securities as directed by the Participant. The Trustee shall not vote shares of Employer Securities credited to a Participant's Account for which it has received no directions from the Participant. Shares of Employer Securities not allocated to Participants' Accounts (including unallocated shares acquired during the Plan Year and nonvested shares held in suspense) shall be voted by the Trustee in its discretion.


12.5 TENDERING EMPLOYER SECURITIES. In the event that any party shall make a tender offer for Employer Securities, the Trustee shall, upon receipt of appropriate information regarding such tender offer, promptly furnish each Participant a copy of such offering information together with a form for furnishing to the Trustee each Participant's instructions as to whether such Employer Securities credited to the Participant's Account should be tendered, or as to whether any other actions solicited by such offering information should be taken with request to such Employer Securities. Each Participant shall have the right to instruct the Trustee, within the time prescribed by the Trustee, that the Employer Securities credited to his Account (including fractional shares) be tendered by the Trustee, or that other solicited action be taken by the Trustee on his behalf with respect to the Employer Securities credited to his Account. The Trustee shall respond to the tender offer on behalf of all unallocated shares of Employer Securities held by the Trust. The Trustee shall then tender or not tender, on a "block" basis, all shares of Employer Securities held by the Trust, as has been elected by the majority of all shares of Employer Securities held by the Trust.


12.6 TRUSTEE'S ACCOUNTS. The assets of the Trust Fund shall be valued at their fair market value by the Trustee as of the last day of each Plan Year, or such other Valuation Date as may be designated by the Administrator, and the values reported to the Employer and the Administrator together with a statement of receipts and disbursements for the preceding Plan Year and such other information regarding the Trust Fund as the Administrator may request.


12.7 TRUSTEE'S RECORDS. The Trustee shall keep and maintain records under the direction of the Administrator which shall accurately disclose at all times the state of the Trust Fund.


12.8 TRUSTEE'S LIABILITY. The Trustee shall not be responsible for the validity of the Plan or Trust Agreement, nor for the adequacy of the Trust Fund to meet the obligations hereunder, but shall be accountable only for funds paid to it under the Trust Agreement.

12.9 TRUSTEE'S COMPENSATION AND EXPENSES. The Trustee shall be entitled to reimbursement for its reasonable expenses incurred hereunder. Individuals serving as Trustee who are also full time employees of the Employer shall not be compensated for their services as Trustee, except as their compensation as employees of the Employer may be such compensation. Other individuals and any corporation or trust company serving as a Trustee shall be entitled to compensation for their services in such amount as the Employer and such Trustee may agree upon from time to time. Such reimbursement or compensation due a Trustee, if not paid by the Employer, shall constitute a charge upon the Trust Fund.

                     ARTICLE 13--AMENDMENT AND TERMINATION



13.1 RIGHT TO AMEND OR TERMINATE. The Employer, by resolution of its Board of Directors, may amend or terminate the Plan and/or the Trust. The foregoing notwithstanding, the Employer shall have no power to amend or terminate the Plan or the Trust in such manner as would:

      (a) cause or permit any of the Trust assets to be diverted to purposes other than for the exclusive benefit of the Participants, Former Participants or their Beneficiaries;

      (b) cause any reduction in the amount theretofore credited to the Account of any Participant, Former Participant or Beneficiary;

      (c) cause or permit any portion of the Trust assets to revert to or become the property of the Employer, except as permitted under Section 1.2 or 5.4; or

      (d)    cause any termination of the provisions of Section 6.6


13.2 PERMANENCE OF PLAN. The Employer has established the Plan with the bona fide intention and expectation that the Employer will be able to make contributions indefinitely, but the Employer is not and shall not be under any obligation or liability whatsoever to maintain the Plan or the Trust for any given length of time and may, by resolution of its Board of Directors, terminate the Plan, or the Plan and Trust, or discontinue its contributions hereunder at any time, without any liability whatsoever for such termination or discontinuance.


13.3 TERMINATION OF PLAN OR PLAN AND TRUST. The Plan and, if so directed by the Employer, the Trust, shall terminate upon delivery to the Administrator and the Trustee of a notice of termination executed on behalf of the Employer by authority of the Board of Directors, specifying the date as of which the Plan (or the Plan and Trust) shall so terminate.


13.4 VESTING ON TERMINATION OR PARTIAL TERMINATION OF PLAN OR DISCONTINUANCE OF CONTRIBUTIONS. The Employer shall notify the Administrator and the Trustee in writing if it shall permanently discontinue contributions hereunder. Notwithstanding any other provisions of this Plan, if the Plan is terminated or if the Employer shall permanently discontinue contributions hereunder (irrespective of whether the Trust shall be terminated), the interests of all Participants in the Plan and Trust shall become fully vested and non-forfeitable as of the date of such termination or such discontinuance.
This Section shall not apply in the case of a temporary suspension of contributions by the Employer. Upon the partial termination of the Plan with respect to a group of Participants, the interests of all such affected Participants in the Plan and Trust shall become fully vested and non-forfeitable as of the date of such partial termination.

13.5 SUCCESSOR TO BUSINESS OF EMPLOYER. Unless the Plan and Trust be sooner terminated, a successor to the business of the Employer, by whatever form or manner resulting, may continue the Plan and Trust by executing appropriate supplementary instruments, and such successor shall thereupon succeed to all the rights, powers and duties of the Employer hereunder. The employment of any Employee who has continued in the employ of such successor shall not be deemed to have been terminated or severed for any purpose hereunder if any such supplemental instrument so provides.


13.6 LIQUIDATION OF TRUST. In the event of the termination of the Plan or the complete discontinuance of contributions by the Employer, or in the event of the partial termination of the Plan with respect to a group of Participants, the Administrator shall direct the Trustee:

      (a) to reduce to cash such part or all of the Trust Fund as the Administrator may deem appropriate;

      (b)    to pay the liabilities, if any, of the Trust;

      (c) to value the remaining assets of the Trust as of the date of termination, partial termination or discontinuance; and

      (d) to adjust and allocate any unallocated amounts and to adjust the Account balances as provided in Article 5 and 6.

In the event that the Trust is also terminated, the Administrator shall also direct the Trustee to distribute the assets of the Trust in liquidation to and among the persons having an interest in the Trust, in proportion to the amounts standing to the credit of their respective Accounts. If the Trust is not terminated, the Administrator shall so notify the Trustee, and the Trustee shall continue to administer the Trust Fund as provided in the Plan and in the Trust Agreement.


13.7 MERGER OR CONSOLIDATION OF PLAN. In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, the value of the benefits to which case Participant, Former Participant or Beneficiary would become entitled if the resulting or transferee plan were terminated immediately after such merger, consolidation or transfer must equal or exceed the value of the benefits to which such Participant, Former Participant or Beneficiary would have been entitled had the Plan been terminated immediately prior to such merger, consolidation or transfer of assets.

                    ARTICLE 14--TOP-HEAVY PLAN REQUIREMENTS



Notwithstanding any other provision of the Plan, the following provisions shall apply to any Plan Year for which the Plan is determined to be a "top-heavy plan" within the meaning of Section 416 of the Code.

      (a) The Plan shall be considered a top-heavy plan for the initial Plan Year if as of the last day of such Plan Year, and for any subsequent Plan Year if as of the last day of the preceding Plan Year (the "Determination Date"),
(1) the total credit balance of the Accounts of Participants who are "key employees" (as hereinafter defined) exceeds 60% of the total credit balance of the Accounts of all Participants (the "60% test") or (2) the Plan is part of a "required aggregation group" (as hereinafter defined) which is top-heavy. However, notwithstanding the results of the 60% test, the Plan shall not be considered a top-heavy plan for any Plan Year in which the Plan is part of any "aggregation group" which is not top-heavy.

      (b) A key employee is an Employee who at any time during the Plan Year containing the Determination Date, or any of the four preceding Plan Years, is
(1) an officer of the Employer who has annual compensation for any such Plan Year which is greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code, or (2) one of the ten employees of the Employer having annual compensation from the Employer of more than the amount in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) both more than a one-half percent (1/2%) interest and the largest interests in the Employer, or (3) a "five-percent owner" of an Employer, or (4) a "one-percent owner" of the Employer who has annual compensation from the Employer of more than $150,000.
A person shall be considered a five percent owner or a one percent owner if he owns (or is considered to own within the meaning of Section 318 of the Code) more than the applicable percentage of (A) the outstanding Employer Securities, or (B) the total combined voting power of all Employer Securities. A beneficiary of a deceased key employee shall be treated as a key employee, a beneficiary of a deceased former key employee shall be treated as a former key employee, and a beneficiary of a non-key employee (as defined in Section 416(i)(2) of the Code) or former non-key employee shall be treated as a non-key employee.

      (c) An aggregation group is a group of tax qualified retirement plans maintained by the Employer. A required aggregation group includes each such plan in which any key employee participates, and any other such plan which enables a plan in which a key employee participates to meet the requirements of
Section 401(a)(4) or 410 of the Code. A "permissive aggregation group" includes the required aggregation group plus any other plan or plans of the Employer which, when considered with the required aggregation group, continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code, and which the Administrator has designated as part of the permissive aggregation group. An aggregation group shall be considered top-heavy if, treating the plans in the aggregation group as a single plan, the single plan would be top-heavy under the 60% test.

      (d) For purposes of determining whether the Plan or any aggregation group is top-heavy under the 60% test, the following rules shall apply: (1) the credit balance of the Accounts of Participants shall be increased by the aggregate distributions made with respect to any Participant during the five year period ending on the Determination Date, (2) there shall not be taken into account the Account balance of any Participant who on the Determination Date is not a key employee but who was a key employee in a prior Plan Year, and (3) there shall not be taken into account the Account balance of any individual who has not received any compensation (other than benefits under the Plan) from the Employer within five years preceding the Determination Date.

      (e) Notwithstanding Section 5.3, the Employer's contribution, if any, together with any forfeitures available for allocation as of the end of the Plan Year, shall be allocated among the Accounts of Participants so that the Account of each Participant who is a "non-key employee" (as defined in Section 416(i)(2) of the Code) is credited with an amount equal to at least three percent (3%) of his Compensation for the Plan Year (or, if less, the largest percentage of Compensation allocated to any Participant who is a key employee for that Plan Year), regardless of the number of Hours of Service credited to him for the Plan Year; provided, however, that no such allocation shall be made to the Account of a Participant who is not an Employee on the last day of the Plan Year.

      (f) The vested portion of the Account of each Participant who has been credited with at least one Hour of Service after the first day of the first Plan Year in which the Plan is a top-heavy plan shall be determined in accordance with the following schedule:

                       NUMBER OF
                    YEARS OF SERVICE                           VESTED PERCENTAGE
                    ----------------                           -----------------
                 Less than 2 years                                      0%
                 2 years but less than 3                               20%
                 3 years but less than 4                               40%
                 4 years but less than 5                               60%
                 5 years but less than 6                               80%
                 6 years and thereafter                               100%

      (g) In the event that the Plan becomes top-heavy and thereafter ceases to be top-heavy, the rule in Section 9.2 shall supersede the rule stated in paragraph (f), effective as of the first Plan Year in which the Plan is no longer top-heavy; provided, however, that no Participant's vested percentage may be thereby reduced, and provided further that any Participant who had at least three Years of Service when the Plan ceases to be top-heavy shall be entitled to the vested percentage which would have been applicable to him had the Plan remained top-heavy. For Participants who have fewer than three Years of Service when the Plan ceases to be top-heavy, the rule stated in paragraph
(h) shall apply only in determining the vested portion of their Accounts as of the date on which the Plan ceases to be top-heavy.

      (h) If (1) the Plan would be considered a top-heavy plan if a "90% test" were utilized under subsection (a) above or (2) if Employer contributions (together with any available forfeiture amounts) do not produce an allocation to the Account of each Participant who is a non-key employee equal in value to at least four percent (4%) of the Participant's Compensation (or, if less, the minimum contribution required under subsection (d) plus one percent (1%) of the Participant's Compensation), then, in calculating the denominators of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction in accordance with Section 5.4, the factor "1.0" shall be substituted for "1.25".

                       ARTICLE 15--SPENDTHRIFT PROVISION



The beneficial interest in the Trust of a Participant, Former Participant or Beneficiary shall not be assignable or subject to attachment or receivership, nor shall it pass to any trustee in bankruptcy or be reached or applied by any legal process for the payment of any obligations of the Participant, Former Participant or Beneficiary; provided, however, that the rule just stated shall not apply in the case of a "qualified domestic relations order" within the meaning of Section 414(p) of the Code.

                   ARTICLE 16--AFFILIATED EMPLOYER PROVISION



For each Plan Year in which the Employer is a member of an "Affiliated Group" as hereinafter defined, all service of an Employee with any one or more employers within such Affiliated Group shall be treated as employment by the Employer for purposes of determining the Employee's Hours of Service and Years of Service pursuant to Section 2.19, the Employee's eligibility to participate in the Plan in accordance with Section 3.1, and the limitation on allocations under Section 5.4. The transfer of employment by an Employee to another employer within the Affiliated Group shall not be deemed to constitute a Retirement or other termination of employment by the Employee for purposes of this Plan, but the Employee shall be deemed to have continued in employment with the Employer for purposes hereof; provided, however, that contributions by the Employer under this Plan relating to any such Employee shall be allocated to the Participant's Account only with respect to his Compensation within a Plan Year from the Employer. For purposes of this Article 16, "Affiliated Group" shall mean the Employer and all corporations, trades or businesses (whether or not incorporated) which constitute a controlled group of corporations with the Employer, a group of trades or businesses under common control with the Employer, or an affiliated service group, within the meaning of Section 414(b), Section 414(c) or Section 414(m), respectively of the Code. For purposes of the limitations on allocations under Section 5.4, "Affiliated Group" shall mean the Employer and all corporations, trades or business (whether or not incorporated) which constitute a controlled group of corporations with the Employer or a group of trades or business under control with the Employer, within the meaning of Section 414(b) or Section 414(c) of the Code, as modified by Section 415(h) of the Code, or which constitute an affiliated service group within the meaning of Section 414(m) of the Code.

                           ARTICLE 17--MISCELLANEOUS



17.1 RIGHTS OF EMPLOYEES. The adoption and maintenance of the Plan and Trust shall not be deemed to be a contract between the Employer and any Employee. Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of the Employer or to diminish the right of the Employer to discharge any Employee at any time, nor shall it be deemed to give the Employer the right to require any Employee to remain in its employ or interfere with the Employee's right to terminate his employment at any time.


17.2 OBLIGATION OF THE EMPLOYER. All benefits payable under the Plan shall be paid or provided for solely from the Trust and neither the Administrator nor any fiduciary assumes any personal liability or responsibility therefor.


17.3 ACTION BY THE EMPLOYER. Whenever, under the terms of the Plan, the Employer is permitted or required to do or perform any act or thing it shall be done or performed by an officer thereunto duly authorized by the Board of Directors.


17.4 CONSTRUCTION. The provisions of the Plan shall be construed, administered and enforced according to the laws of the United States of America insofar as they may be applicable and otherwise according to the laws of the State of Connecticut. In any questions of interpretation or other matter of doubt, the Administrator, the Trustee and the Employer may rely upon the opinion of counsel for the Employer or any other attorney at law designated by the Employer. The masculine gender shall include both sexes, the singular shall include the plural and the plural the singular, unless the context otherwise requires.


17.5 LIABILITY OF EMPLOYER. The only duty of the Employer hereunder shall be to use reasonable care in the selection of the Trustee and the Administrator. Subject to its agreement to indemnify the Administrator as provided in Section 11.8, and to indemnify the Trustee if and to the extent provided in the Trust Agreement, neither the Employer nor any person acting on its behalf shall be liable for any act or omission on the part of the Administrator, or on the part of the Trustee, or for any act performed or failed to be performed by any person with respect to the Plan or the Trust.


17.6 TITLES. The titles of the Articles and Sections hereof are included for convenience only and shall not be construed as part of the Plan or in any respect affecting or modifying its provisions. Such words as "herein", "hereinafter", "hereof" and "hereunder" refer to this instrument as a whole and not merely to the subdivision in which said words appear.


17.7 COUNTERPARTS. The Plan may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

17.8 EXPENSES. All expenses incurred in establishing and operating the Plan, including, without limiting the generality of the foregoing, legal fees, brokerage commissions, administrative expenses, Trustee's expenses, Administrator's expenses, and the like, may be paid by the Employer, but if not so paid, shall be paid by the Trustee from the Trust Fund.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Plan to be executed on the 21st day of November, 1994.
                                ____        ________


                                         ANALYSIS & TECHNOLOGY, INC.




                                         By:  /S/ GARY P. BENNETT
                                             __________________________________